Exhibit 99.1

Press Release 07-06

Mines Management Announces Exercise of Over-Allotment Option
May 9, 2007

Spokane, Washington — May 9, 2007 — Mines Management, Inc. (Amex: MGN, TSX: MGT) is pleased to announce that the underwriting syndicate led by TD Securities Inc., and including Blackmont Capital Inc., Salman Partners Inc., Cormark Securities Inc. (formerly Sprott Securities Inc.) and Raymond James Ltd., has exercised its over-allotment option to purchase an additional 836,600 Units, at a price of US$5.00 per Unit, granted in the Company’s underwritten offering that closed on April 20, 2007.  Each Unit is comprised of one share of common stock and one-half of one common stock purchase warrant, with each full warrant being exercisable to purchase one share of common stock at an exercise price of US$5.75 per share until April 19, 2012.  The gross proceeds resulting from the over-allotment option exercise, which closed earlier today, are US$4,183,000, or US$3,932,020 in net proceeds to the Company, after deducting underwriting commissions but before deducting offering expenses.  The total offering is therefore 6,836,600 Units for gross proceeds to the Company of US$34,183,000, or US$32,132,020 in net proceeds to the Company, after deducting underwriting commissions but before deducting offering expenses.

The net proceeds of the offering will be used to fund a portion of the cost of a two year advanced exploration and underground drilling program at the Company’s Montanore Silver-Copper Project in Montana and for general corporate and working capital purposes.

This news release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein in any jurisdiction. The offering may be made in the United States only by means of a prospectus and the related prospectus supplement, copies of which may be obtained from TD Securities, 31 West 52nd Street, New York, NY 10019 (Tel:  1-212-827-7879). and in Canada only by means of a prospectus and the related prospectus supplement, a copy of which may be obtained from TD Securities Inc., Ernst & Young Tower, 222 Bay Street, 7th Floor, Toronto, ON M5K 1A2 (Tel: 1-416-982-2059).

Mines Management, Inc. is a U.S.-based mineral company focused on the exploration and acquisition of precious and base metals mineral deposits. The company’s primary focus is on the advancement of the Montanore Silver-Copper Project located in northwestern Montana.

This press release contains forward-looking statements regarding the Company within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act and similar Canadian legislation. Investors are cautioned that forward-looking statements are inherently uncertain and involve risks and uncertainties that could cause actual results to differ materially. Such statements include comments regarding the exercise of the underwriters’ over-allotment option and the use of proceeds of the offering. Factors that could cause actual results to differ materially include material economic and political events including those affecting supply of and demand for silver and copper, a material adverse change in the financial condition of the Company, fluctuations in silver and copper prices, changes in U.S. and Canadian securities markets, failure to receive regulatory approvals, negative results of environmental or technical studies, rehabilitation and drilling program problems or delays in or objections to the permitting process, the proximity of the project to the Cabinet Wilderness Area and habitat for grizzly bear, bull trout and lynx, failure or delay of third parties to provide services, changes in the attitude of state and local officials toward the Montanore Project, and other factors discussed in the Company’s periodic filings with the Securities and Exchange Commission, including its annual report on Form 10-K, as amended, for the year ended December 31, 2006.  Additional information is available in the Company’s filings with the Securities and Exchange Commission, on SEDAR at www.sedar.com and at the Company’s website at www.minesmanagement.com.

Contact:
Douglas Dobbs
Vice President, Corporate Development & Investor Relations

Mines Management, Inc.
Phone: 509-838-6050
Fax: 509-838-0486
Email: info@minesmanagement.com
Website: www.minesmanagement.com

Source: Mines Management, Inc.